Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
August 31, 2020

Farmers and Merchants Bancshares, Inc. 4510 Lower Beckleysville Rd, Suite H Hampstead, Maryland 21074	Contact: Mr. James R. Bosley, Jr. President (410) 374-1510, ext.104

Farmers and Merchants Bancshares, Inc. Receives Approval to Acquire Carroll Bancorp

             Farmers and Merchants Bancshares, Inc. (the ”Company” ), the parent company of Farmers and Merchants Bank (“F&M Bank” ), and Carroll Bancorp, Inc. (“Carroll”), the parent company of Carroll Community Bank (“Carroll Bank”), entered into an Agreement and Plan of Merger on March 6, 2020 (the “Merger Agreement”). Upon the completion of the transactions contemplated by the Merger Agreement, Carroll will be merged with and into the Company, with the Company as the surviving bank holding company, and Carroll Bank will be merged with and into F&M Bank, with F&M Bank as the surviving Maryland commercial bank.

          The Merger Agreement requires that the transactions be approved by Carroll’s stockholders, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, and the Maryland Commissioner of Financial Regulation.  The Company is pleased to announce that the last of these approvals was obtained on August 31, 2020.  The Company and Carroll are now working toward a closing date of September 30, 2020, with an effective date of October 1, 2020.

            James R. Bosley, Jr. President and CEO, commented, “We believe that the combination of these two community banks will create a stronger, customer-centric institution that will strive to provide the products and services necessary to help customers achieve their financial goals.  We welcome the Carroll Community Bank customers and staff with open arms and look forward to continuing and growing these relationships well into the future”.

Caution Regarding Forward-Looking Statements

                Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, risks related to the satisfaction of the conditions to closing the Transactions in the anticipated timeframe or at all, including the Company’s failure to close on the loan needed to fund a portion of the merger consideration, and the possibility that the Transactions do not close, including in circumstances in which Carroll would be obligated to pay the Company a termination fee or other expenses and vice versa; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected synergies from the proposed Transactions will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed Transactions on the market price of the Company’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed Transactions; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future interest rates; changes in tax laws, regulations, rates and policies; competitive developments; and other risk factors detailed from time to time in the Company’s filings with the SEC.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.  Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  The Company and Carroll expressly disclaim any current intention to update publicly any forward-looking statement after the distribution of this press release, whether as a result of new information, future events, changes in assumptions or otherwise.

About the Company

Farmers and Merchants Bancshares, Inc. is a financial holding company and the parent of Farmers and Merchants Bank. The Bank was chartered in Maryland in 1919, and is currently celebrating over 100 years of service to the community. The Bank serves the deposit and financing needs of both consumers and businesses in Carroll and Baltimore Counties along the Route 30 and Route 795 corridors from Owings Mills, Maryland to the Pennsylvania State line. The main office is located in Upperco, Maryland, with seven additional branches in Owings Mills, Hampstead, Greenmount, Reisterstown, and Westminster. Certain broker-dealers make a market in the common stock of Farmers and Merchants Bancshares, Inc., and trades are reported through the OTC Markets Group’s Pink Market under the symbol “FMFG”.